                            ASSET PURCHASE AGREEMENT

                         dated as of September 15, 1997

                                 by and between

                             SBC CORPORATION, INC.,
                                    as Seller
                                       and
                              ALES SIGNATURE LTD.,
                                    as Buyer


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                                TABLE OF CONTENTS

                                   ARTICLE I.
                                   DEFINITIONS

                                   ARTICLE II.
                           EXECUTION OF THE AGREEMENT
                            AND EARNEST MONEY DEPOSIT

                                  ARTICLE III.
                          PURCHASE AND SALE OF ASSETS;
                            ASSUMPTION OF LIABILITIES

1. Purchase and Sale of Assets .............................................. 5
2. Bills of Sale..............................................................5
3. Consideration .............................................................6
4. Closing and Closing Date ..................................................6
5. Delivery by Seller ........................................................7
6. Delivery by Buyer .........................................................7
7. Post-Closing Escrow .......................................................7
8. Canning Escrow.............................................................9

                                   ARTICLE IV.
                               REPRESENTATIONS AND
                              WARRANTIES OF SELLER

1. Incorporation; Authority..................................................10
2. Authorization ............................................................10
3. Valid and Binding Agreement ..............................................10
4. No Violation..............................................................11
5. Good Title; Etc ..........................................................11
6. Condition of Assets.......................................................11

                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

1. Incorporation; Authority..................................................12
2. Authorization ............................................................12
3. No Violation .............................................................12
4. Consents .................................................................13

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                                   ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

1.  Expenses ................................................................13
2.  Inventory ...............................................................13
3.  Break-up Fee ............................................................14
4.  Time Is of the Essence ..................................................14

5.  Survival of Warranties ..................................................14
6.  Waivers .................................................................14
7.  Notices .................................................................15
8.  Headings ................................................................15
9.  Counterparts ............................................................16
10. Governing Law ...........................................................16
11. Entire Agreement ........................................................16
12. Retention of Jurisdiction ...............................................16

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                            ASSET PURCHASE AGREEMENT
                      BY AND BETWEEN SBC CORPORATION, INC.
                             AND ALES SIGNATURE LTD.

                                    RECITALS

     WHEREAS, SBC Corporation, Inc. ("Seller") is in the business of selling and distributing fine fragrances and cosmetics products throughout the United States;

     WHEREAS, Seller filed for protection under Chapter 11 of the United States Bankruptcy Code on July 18, 1996 together with its corporate parent, Model Imperial, Inc. and related subsidiaries (the "Debtors"), in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court"), and, since that date, has remained in possession of its assets and control of its business operations as a debtor-in-possession pursuant to 11 U.S.C. 1107(k) and 1108;

     WHEREAS, Seller's Jointly Proposed Consolidated Plan of Reorganization, as Amended was confirmed by Order dated September 2, 1997 (the "Plan") providing for the formation of Reorganized Model Imperial, Inc. on the Effective Date of the Plan, provided, however, that the Bankruptcy Court has retained jurisdiction under the Plan over the disposition of the assets of SBC;

     WHEREAS, Ales Signature Ltd., a New York corporation ("Buyer"), is desirous of purchasing certain assets of Seller pursuant to 11 U.S.C. 363(b), (f) and
(m);

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     WHEREAS, this Asset Purchase Agreement (or the "Agreement") sets forth the terms and conditions upon which Buyer will acquire certain assets of Seller and Seller will sell such assets to Buyer for the consideration provided for herein; NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties represent, warrant, covenant and hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     1. APPROVAL ORDER, as used herein, shall mean a duly executed and docketed order of the Bankruptcy Court, approving this Agreement and authorizing and directing Seller to comply with the terms of this Agreement, including executing and delivering all necessary documents, pursuant to 11 U.S.C. 363(b), (f) and
(m).

     2. BUYER, as used herein, shall mean Ales Signature Ltd., a New York corporation.

     3. CANNING ESCROW, as used herein, shall mean the $50,000 to be held at Closing from the Purchase Price by Seller's Counsel in an interest bearing escrow account and be released to Buyer or Seller in accordance with the provisions of Article m, Section 8 herein.

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     4. CLOSING, as used herein, shall have the meaning assigned to it set forth in Article m, Section 4.

     5. COMPONENTRY, as used herein, shall mean any and all useable components and, including, without limitation, non-obsolete work in process related to the Seller's operations and sale of "Signature" product to be listed on Exhibit "A' to the Componentry Bill of Sale (as defined below) being delivered to Buyer as of the Closing.

     6. EARNEST MONEY DEPOSIT, as used herein, shall mean the $150,000 deposited with Seller's Counsel to be held in an interest bearing escrow account upon execution of this Agreement. For purposes of this Agreement, all interest earned on the Earnest Money Deposit shall be deemed a part of the Earnest Money Deposit and shall be released by Seller's Counsel in accordance with the further terms and conditions of this Agreement with respect to treatment and release of the Earnest Money Deposit.

     7. INVENTORY, as used herein, shall mean any and all non-obsolete, salable finished cosmetics and non-obsolete work in process bearing the "Signature" and related trademarks to be listed on Exhibit "A to the Inventory Bill of Sale (as defined below) being delivered to Buyer as of the Closing.

     8. PURCHASE PRICE, as used herein, shall mean the total price to be paid by Buyer to Seller for the Sale Assets, on a dollar for dollar basis at Seller's cost of the Inventory and Componentry, plus $100,000.00 for the Signature Trademarks and all existing artwork, displays, etc. bearing said trademark.

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     9. SALE ASSETS, as used herein shall include: (a) the Inventory; (b)
Componentry; and (c) Signature Trademarks.

     10. SELLER, as used herein, shall mean SBC Corporation, Inc., provided, however, for purposes of payment and receipt of the Purchase Price herein SBC may designate, Reorganized Model Imperial, Inc., or Quality King Distributors, Inc., as the entity to be named as payee.

     11. SELLER'S COUNSEL, as used herein, shall mean the law term of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, 515 E. Las Olas Boulevard, Suite 1500, Ft. Lauderdale, Florida 33301.

     12. SIGNATURE TRADEMARKS, as used herein, shall mean any and all rights of the Seller to the federally registered trademark "Signature" and related trademarks, including without limitation, Giraffe, along with any state and common-law trademark rights, and goodwill appurtenant thereto to be listed on Exhibit "A" to the Trademarks Bill of Sale and Assignment (as defined below)

being delivered to Buyer as of the Closing.

                                        4

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                                   ARTICLE II.

                           EXECUTION OF THE AGREEMENT
                            AND EARNEST MONEY DEPOSIT

     1. Upon execution of the Agreement, Buyer shall immediately deposit the sum of $150,000 with Seller's Counsel, and said sum shall constitute the Earnest Money Deposit. The Earnest Money Deposit shall remain in the possession of Seller's Counsel, and shall be credited towards the Purchase Price; the Earnest Money Deposit shall be turned over to Seller under the terms and conditions set forth in Article III, Section 7.

     2. Seller's Counsel shall return the Earnest Money Deposit to Buyer within three (3) days only upon the occurrence of any of the following:

          (a) Seller fails to file a motion with the Bankruptcy Court within seven (7) days of Seller's receipt of the Earnest Money Deposit, which motion seeks approval of this Asset Purchase Agreement and the transactions contemplated by this Asset Purchase Agreement pursuant to Section 363(b),
     (f) and (m) of the Bankruptcy Code, Federal Rules of Bankruptcy Procedure 2002, 4001, 6004 and 6006 and all applicable Local Rules of Court;

          (b) The Court does not approve the sale of the Sale Assets to the Buyer, or approves the sale of the Sale Assets to another purchaser;

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          (c) The Closing has not occurred on the first business day immediately following the day the Approval Order becomes final and non-appealable following the Bankruptcy Court's execution thereof (the "Appeal Period"), or such other date as is mutually acceptable to Buyer and Seller. This provision shall not preclude the Buyer and Seller from scheduling the Closing to occur during the Appeal Period provided no stay pending appeal of the Approval Order has been obtained;

          (d) Upon an unresolved dispute over the valuation of the Inventory and the Componentry as described in Article VI, Section 2 herein; or

          (e) In the event Buyer determines prior to the Closing that Seller does not have valid registrations for and owns all rights in and to the Signature Trademarks pursuant to the procedure described in Article IV,
     Section 7 herein.

                                  ARTICLE III.

                          PURCHASE AND SALE OF ASSETS;

                            ASSUMPTION OF LIABILITIES

     1. Purchase and Sale of Assets. Upon and subject to the terms and conditions stated in this Agreement, at the Closing Seller is selling, conveying, transferring, assigning and delivering to Buyer and Buyer is purchasing and acquiring from Seller the Sale Assets.

                                        6

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     The Seller is not selling, conveying, transferring, assigning or delivering to Buyer and the Sale Assets do not include any other assets or properties of Seller, including without limitation, notes and accounts receivable, accounting books and records, funds of whatever nature, cash on hand and in banks, stocks, bonds and other securities, claims of Seller under insurance policies and any proceeds therefrom, refunds (including tax refunds), minute books or corporate and stock records.

     2. Bills of Sale. The Sale Assets shall be sold, conveyed, assigned, transferred and delivered to Buyer, free and clear of all claims, liabilities, obligations and encumbrances, pursuant to Section 363(f) of the Bankruptcy Code and by duly executed bills of sale in the forms annexed hereto as Exhibit "1" (the "Inventory Bill of Sale"), Exhibit "2" (the "Componentry Bill of Sale") and Exhibit "3" (the "Trademark Bill of Sale and Assignment"), being delivered to Buyer as of the Closing.

     3. Consideration. Subject to the terms and conditions of this Agreement, in reliance on Seller's agreements, representations, warranties and covenants contained herein' and in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Sale Assets, Buyer will deliver or cause to be delivered to Seller at the Closing, in full payment for the aforesaid sale, conveyance, assignment, transfer and delivery of the Sale Assets, the balance of the Purchase Price in cash or readily collectible funds. Notwithstanding this requirement, the Purchase Price will be subject to the physical inventory provided in Article VI, Section 2. Buyer is only obligated to pay $100,000 for the Signature Trademarks, plus the actual dollar for dollar amount of Seller's cost of the Inventory and the Componentry.

     4. Closing and Closing Date. The Closing provided for in this Agreement will be held at the offices of Seller's Counsel, 515 East I=s Olas Boulevard, Suite 1500, Ft. Lauderdale, Florida, and the Closing shall be held on the first business day immediately following the day the Approval Order, approving this Agreement and authorizing and directing Seller to comply with the terms of this Agreement (including executing and_ delivering all necessary documents), becomes final and non-appealable following the Bankruptcy Court's execution thereof (or such other date as is mutually acceptable to Buyer and Seller), provided, however, this provision shall not preclude the Buyer and Seller from scheduling the Closing to occur during the Appeal Period provided no stay pending appeal of the Approval Order has been obtained.


     5. Delivery by Seller. At the Closing, Seller will deliver to Buyer (unless previously delivered), the following:

          (a) The Bills of Sale referred to in Section 2 hereof, duly executed by Seller; and

          (b) All other documents, instruments and writings required to be delivered by Seller at the Closing pursuant to this Agreement or otherwise required in connection herewith, including without limitation documentation supporting assignments of the Signature Trademarks as contemplated herein.

     6. Delivery by Buyer. At the Closing, Buyer is delivering to Seller (unless previously delivered), the following:

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          (a) The balance of the Purchase Price; and

          (b) All other documents, instruments and writings required to be delivered by Buyer at the Closing pursuant to this Agreement or otherwise required in connection herewith.

     7. Post-Closing Escrow. At the Closing, the Earnest Money Deposit shall be deemed converted to the Post-Closing Escrow. The funds held in the Post-Closing Escrow shall be turned over to Seller, as follows:

          (a) One-half (1/2) on the ninetieth (90th) day after the Closing;

          (b) The remaining one-half (1/2) on the one-hundred eightieth (180th) day after the Closing;

          (c) All funds held in the Post-Closing Escrow will be turned over to Seller in accordance with the foregoing provisions, except that, should any current customer of the Seller chargeback, attempt to recover expenses from, or bring a cause of action against Buyer in connection with Seller's "Signature" accounts or other accounts, which were existing or could have been brought as of the Closing Date, said chargeback, claims for expenses and causes of actions may be satisfied from and up to the extent of the Post-Closing Escrow;

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          (d) In the event of any customer's return of Seller's inventory (in such customer's possession as of the Closing Date) to the Buyer in connection with or related to any asserted chargebacks, claims for expenses or causes of action as referenced in the foregoing provisions, Buyer shall remain obligated to deliver such returned inventory to the Seller, whether in salable or non-salable condition, prior to satisfying any such asserted chargebacks, claims for expenses or causes of action from the funds in the

     Post-Closing Escrow;

          (e) Upon the commencement of any chargeback claim for expenses, or cause of action as described above, all funds then remaining in the Post-Closing Escrow shall remain therein and be held pending the resolution or disposition of said chargeback, claim for expenses or cause of action; provided, however, if all asserted chargebacks, claims for expenses, or causes of action as described above raised in the first ninety (90) days after the Closing are resolved or disposed of during the 180 days after the Closing in an amount less than $75,000, the balance of the funds remaining to cover the first ninety (90) days after the Closing shall be released and turned over to the Seller/;

          (f) Buyer specifically further acknowledges and agrees that in the event of a default of this Agreement by Seller after the Closing Date, the damages to be awarded to Buyer shall be limited to the funds remaining in the Post-Closing Escrow and Buyer shall

--------
     1. By way of example and not by limitation, if a chargeback or return in accordance with Article III, Section 7(c) in the amount of $25,000 were asserted against Buyer on the 30th day after Closing and honored by the Buyer on the 60th day after Closing, provided no further chargeback, claim, or action is brought in the remaining 30 days after Closing, $50,000 would be released and turned over to Seller from the Post-Closing Escrow.

     have no further recourse against the Seller, any of its related Debtor companies, Reorganized Model, the Debtors' Bankruptcy Estates or Quality King Distributors, Inc. in connection with any asserted chargeback claim for expenses, causes of action or other claim on account of or by a customer of Seller or on Buyer's own behalf in excess of the funds remaining in the Post-Closing Escrow; and

          (g) Seller specifically further acknowledges and agrees that in the event of a default of this Agreement by Buyer prior to or at the Closing Date, including without limitation, the failure to pay Seller the balance of the Purchase Price, the damages to be awarded Seller shall be limited to the amount of the Earnest Money Deposit.

     8. Canning Escrow. At Closing the Canning Escrow shall be established and shall thereafter be released to Buyer as a reduction in and to the total final Purchase Price at such time as Buyer delivers to Seller's Counsel a complete and unlimited release (in a form to be agreed upon prior to Closing) from Mr. Terry Canning ("Canning"), a former commercial sales representative for Seller in connection with the Signature line of products, of any and all claims and causes of action (the "Canning Release") he may have against SBC, Model Imperial, Inc., Reorganized Model ImperiaL Inc., or Quality King Distributors, Inc. The Canning Escrow shall be released to Seller in the event (i) Buyer fails to deliver the Canning Release to Seller's Counsel before the end of one (1) year after the Closing, or (ii) any claims or causes of action are brought by or for the benefit of Canning against SBC, Model Imperial, Inc., Reorganized Model, Inc., or Quality King Distributors, Inc.

                                   ARTICLE IV.

                               REPRESENTATIONS AND
                              WARRANTIES OF SELLER

     Seller represents and warrants to the Buyer as follows:

     1. Incorporation; Authority. Seller is a corporation duly organized and and validly existing and in good standing under the laws of the State of Florida Seller has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, subject to approval of this sale by the Bankruptcy Court.

     2. Authorization. The execution and delivery of this Agreement and the Bills of Sale and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller.

     3. Valid and Binding Agreement. This Agreement and the Bills of Sale constitute valid and binding obligations of the Seller enforceable in accordance with their respective terms, except that the Agreement and the Bills of Sale shall have no force and effect unless approved by the Bankruptcy Court.

     4. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate (i) any provision of the organizational documents of Seller supplied to Buyer prior to Closing, (ii) result in the creation or imposition of any security interest, lien, charge or other encumbrance (a "Lien")

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upon Sale Assets under any agreement or commitment to which the Seller is a party or by which the Seller is bound, or to which Sale Assets are subject, or
(iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority. 5. Good Title; Etc. Seller will make a good-faith effort to obtain Bankruptcy Court approval to convey the Sale Assets free and clear of all liens and encumbrances pursuant to 11 U.S.C. ss. 363(f).

     6. Condition of Assets. Seller is not making any representation or warranty as to the condition of Sale Assets and Buyer is acquiring the Sale Assets in an "AS IS" and "WHERE IS" condition. Buyer is only obligated to purchase non-obsolete, salable, finished inventory, and only usable componentry, along with any non-obsolete work in process. Seller is not making any representation or warranty as to the financial condition of or historical financial performance by the Seller and, accordingly, Buyer shall not be entitled to rely on or assert that any such representationes or warranties were made by Seller in connection with any financial investigation or review conducted by the Buyer.

     7. The Signature Trademarks are validly registered with the U.S.
Patent & Trademark Office and Seller has no actual knowledge of the Signature Trademarks infringing on the rights of any third-parties or conflicting claims to the Signature Trademarks. Upon execution of this Agreement and receipt of the Earnest Money Deposit by Seller's Counsel, Buyer shall be provided an inspection period to examine and determine to Buyer's reasonable satisfaction that Seller has valid registrations and rights to the Signature Trademarks. The inspection period shall expire upon the Closing and thereafter Buyer shall be precluded from asserting a breach of any representation or warranty herein or making claim to the Earnest Money Deposit based on any matter relative to the registration of the Signature Trademarks.


                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Seller as follows:

     1. Incorporation; Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; Buyer has the full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     2. Authorization. The execution and delivery of this Agreement and the Purchase Price and the consummation by Buyer of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding obligation, which is enforceable by the Seller in accordance with its respective terms, subject to approval by the Bankruptcy Court.

     3. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) violate any provision of the Certification of Incorporation or By-Laws of Buyer, (ii) violate, or be in conflict with, or constitute a default (of itself or with the giving of notice or the passage of time or both) under, or cause the acceleration of the maturity of any debt or obligation pursuant to any agreement or commitment to which the Buyer is a party or by which the Buyer is bound or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     4. Consents. No consent of any person is necessary to the consummation of the transactions contemplated hereby.


                                   ARTICLE VI.

                            MISCELLANEOUS PROVISIONS

     1. Expenses. Each of the parties agrees that it will pay all its own costs and expenses, including attorneys fees incurred by such party in connection with the transactions contemplated by this Agreement.

     2. Inventory. Buyer shall arrange for a physical inventory at Buyer's expense of the Inventory and the Componentry wherever located. All parties shall use their best efforts such that the physical inventory shall be completed at or before the Closing. The physical inventory shall be determinative of the amount of Seller's cost of the Inventory and Componentry. In the event the Buyer's valuation of the Inventory and Componentry is disputed by Seller and the parties are not able to mutually resolve the dispute in a commercially reasonable manner after three (3) business days (during which the parties shall be required to meet to attempt to resolve the dispute), the Earnest Money Deposit shall be released and returned to the Buyer and this Agreement canceled. The Buyer shall, however, be required to accept the valuation of the cost of any non-obsolete, salable work in process for Inventory or Componentry as stated or provided by Seller's supplier(s) for same.

     3. Break-up Fee. Seller covenants and agrees that it will use its best efforts to obtain approval from the Bankruptcy Court that any initial competing bid shall be in an amount greater than or equal to the Purchase Price plus ten percent (10%) of the Purchase Price, and on terms and conditions which are the same as or better than those set forth in this Agreement, and that Seller shall pay to Buyer, from the proceeds of such competing bid, an expense reimbursement in the amount of up to $75,000 for its reasonable expenses incurred in pursuing the purchase of the Sale Assets, including reasonable attorneys' fees, out-of-pocket costs, and any other third-party professional fees and expenses.

     4. Time Is of the Essence. The Seller and Buyer agree that time is of the essence in this transaction.

     5. Survival of Warranties. All representations and warranties contained in Articles IV and V, herein or in any attached schedule shall survive the Closing hereunder, regardless of any investigation made at any time, except as provided in Article IV, Section 7 herein.

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

     6. Waivers. The waiver by any party of any breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach or any other right on any future occasion. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities.

     7. Notices. All notices, requests, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in hand or mailed by certified mail, postage prepaid, return receipt requested, as follows or to such other address for any party as such party shall specify by notice complying with these provisions given to the other party:

                     Buyer:         Ales Signature Ltd.
                                    495 River Street
                                    Paterson, New Jersey 07524

                     with a copy to
                     counsel:       Seth P. Markowitz, Esq.
                                    Markowitz, Roshco & Adelman
                                    666 Third Avenue
                                    18th Floor
                                    New York, New York 10017

                     Seller:        SBC Corporation
                                    1243 Clint Moore Road
                                    Boca Raton, Florida 33487

                     with a copy to
                     counsel:       Brian K. Gart, Esq.
                                    Greenberg, Traurig
                                    515 E. Las Olas Blvd, Suite 1500
                                    Fort Lauderdale, Florida 33301

                                       17

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     8. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of any of its provisions.

     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     10. Governing Law. This Agreement and the transactions contemplated hereby shall be governed by, construed, enforced in compliance with the laws of the State of Florida, without regard for its principals regarding conflict of laws.

     11. Entire Agreement. This Agreement (including any schedules and Exhibits delivered hereunder) constitutes the entire agreement between the parties on the subject matter hereof, superseding all prior agreements and understandings, oral and written, and may not be amended except by a written agreement signed by all parties.

     12. Retention of Jurisdiction. The parties hereto agree that the Bankruptcy Court shall retain exclusive jurisdiction to resolve any dispute arising under, arising in or related to this Agreement so long as the Bankruptcy Court shall retain jurisdiction over the Seller and thereafter the courts located in the State of Florida shall have jurisdiction to enforce, interpret or construe any provision of this Agreement.

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     IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their own hand as of the date first above written.

                                            SELLER:

                                            SBC CORPORATION, INC.


                                            By: /s/ Harold M. Ickovics
                                               ---------------------------------
                                                Name:  Harold M. Ickovics
                                                Title: Chairman




                                            BUYER:

                                            ALES SIGNATURE LTD.



                                            By: /s/ Chris Bianco
                                               ---------------------------------
                                            Name:  Chris Bianco
                                            Title: Vice President

                                            By: /s/ Jan. S. Mirsky
                                               ---------------------------------
                                            Name:  Jan S. Mirsky
                                            Title: Chief Financial Officer


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